EXHIBIT 10.5

                            FIRST AMENDMENT TO LEASE

                                   AND RELEASE

      This First Amendment to Lease and Release (the "Amendment") is entered into as of December 31, 2003, by and between HAMILTON MARIN, LLC, a California limited liability company ("Landlord"), and SPATIALIGHT, INC., a New York corporation ("Tenant"), with respect to the following facts and circumstances:

      A. Landlord and Tenant have previously entered into that certain Office Lease dated May 17, 2002 (the " Lease"), of certain premises (the " Premises") containing approximately 13,541 square feet of rentable area designated as Suite 100 on the ground floor of the office building facility commonly known as Five Hamilton Landing, and more particularly described in the Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Lease.

      B. Landlord and Tenant desire to amend the Lease on the terms and conditions provided herein.

      It is, therefore, agreed as follows:

      1. The Lease Expiration Date is hereby extended by twelve (12) months to August 31, 2009.

      2. Section 8 of the Summary of Basic Lease Information is amended in its entirety to read as follows:

      "Base Rent (Article 4):

                                                       Monthly Installment    Monthly Rental Rate per
Period                          Annual Base Rent          of Base Rent      Square Foot of Rentable Area
------                          ----------------       -------------------  ----------------------------
Commencement Date - 08/31/03    $203,115.00              $16,926.25                  $1.25
09/01/03 - 09/30/03             N/A                      $34,868.08                  $2.575
10/01/03 - 06/30/04             N/A                      $17,434.04                  $1.2875
07/01/04 - 08/31/04             N/A                      $34,868.08                  $2.575
09/01/04 - 08/31/05             $430,603.80              $35,883.65                  $2.65
09/01/05 - 08/31/06             $442,790.76              $36,899.23                  $2,725
09/01/06 - 08/31/07             $454,977.60              $37,914.80                  $2.80
09/01/07 - 08/31/08             $467,164.50              $38,930.38                  $2.875
09/01/08 - 08/31/09             $480,976.32              $40,081.36                  $2.96"

      3. Without limiting Tenant's obligations under the Lease with respect to mechanic's or materialmen's liens, Tenant shall indemnify, defend, protect and hold Landlord and the Project harmless, from and against any and all liens, claims, losses, liability, costs or expense arising out of, in connection with or otherwise with respect to any work or services performed by Tenant's Cleanroom contractor, Flowstar, and/or any of its employees, subcontractors, suppliers or materialmen in connection with the design, fabrication, installation and/or construction of any clean room improvements in the Premises or elsewhere.

      4. Tenant agrees to, and hereby does, generally release, remise and forever discharge Landlord, Barker Pacific Group, Inc. and their respective Representatives (as defined below) from any and all claims, demands and causes of action, whether known or unknown, liquidated or contingent, relating to, arising out of or in any way connected with, the Cleanroom and any other clean room improvements in the Premises or planned or constructed for Tenant at any location, including without limitation the design, approval, construction, lack of construction and/or delay in the design, approval or construction thereof (collectively, the "Released Matters"). As used herein, the term "Representatives" means, collectively, a party's past or present affiliates, shareholders, representatives, attorneys, members, agents, officers, directors and employees.

      5.  Landlord  agrees to, and hereby does,  generally  release,  remise and forever discharge Tenant and its Representatives from any and all claims, demands and causes of action, whether known or unknown, liquidated or contingent, relating to, arising out of or in any way connected with Tenant's failure to pay certain amounts when due under the Original Lease for October and November of 2003 as outlined in a Default Notice dated November 17, 2003, and failure to pay when due certain rent payments due under the Original Lease in December of 2003; provided that nothing in this Section 5 shall limit Tenant's obligation with respect to the revised amounts of Base Rent for October, November and December of 2003 and payments for estimated Operating Expenses due with respect to those months pursuant to the Original Lease as amended by this Amendment (collectively, the "Third Quarter Estimates and Reduced Base Rent Payments"), or Tenant's obligation to perform any covenant, term or provision under the Original Lease , as amended by this Amendment, or to pay any other amount due under the Original Lease, as amended by this Amendment (other than any late charges or interest with respect to those late payments in October, November and December of 2003.) Landlord acknowledges receipt of the Third Quarter Estimates and Reduced Base Rent Payments prior to the date of this Amendment.

      6. With respect to the matters released pursuant to Sections 4 and 5 above, Landlord and Tenant waive the protection provided to creditors under
Section 1542 of the California Civil Code and any similar provisions of any other jurisdictions. Section 1542 provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Landlord and Tenant each acknowledges that Section 1542, and any equivalent provisions in any other jurisdiction, if they exist, are designed to protect a party from waiving claims which the waiving party does not know exist or may exist. Nonetheless, Landlord and Tenant each agrees that the waiver of Section 1542 and its equivalents is a material portion of the release intended by Sections 4 and 5 of this Amendment, and Landlord and Tenant, therefore, each intends to waive all protection provided by Section 1542 and its equivalents.

      7. Concurrently with Tenant's execution and delivery of this Amendment, Tenant shall sign and deliver the Tenant Estoppel Certificate in the form attached hereto as Exhibit A.

      8. Landlord and Tenant each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Amendment and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Landlord and Tenant do each hereby indemnify and hold the other harmless from and against any cost, expenses, attorneys' fees or liability for compensation, commission or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

      9. Each of the parties to this Amendment represents, warrants and agrees as follows:

              (a) No such party (nor any representatives of such party) has made any statement or representation to the other party regarding any fact relied upon in entering into this Amendment, and each party does not rely upon any statement, representation or promise of the other party (or of any Representatives of the other party), in executing this Amendment except as expressly stated in this Amendment.

              (b) Each party to this Amendment has made such investigation of the facts pertaining to this Amendment and of all the matters pertaining thereto as it deems necessary.

              (c) Each party or responsible officer thereof has read this Amendment and understands the contents hereof. Each of the officers executing this Amendment on behalf of their respective companies is empowered to do so and thereby binds his or her respective company.

              (d) Such party has not heretofore assigned, transferred or granted, or purported to assign, transfer or grant, any of the Released Matters.

              (e) EACH OF LANDLORD AND TENANT IS AWARE THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE IT NOW KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE RELEASED MATTERS. NEVERTHELESS, IT IS THE INTENTION OF THE PARTIES TO FULLY, FINALLY AND FOREVER SETTLE AND RELEASE ALL SUCH RELEASED MATTERS, AND ALL CLAIMS RELATIVE THERETO, WHICH DO NOW EXIST, MAY EXIST, OR HERETOFORE HAVE EXISTED WITH RESPECT TO THE RELEASED MATTERS. IN FURTHERANCE OF SUCH INTENTION, THE RELEASE GIVEN HEREIN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE GENERAL RELEASE OF ALL SUCH RELEASED MATTERS, NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATIVE THERETO.

              (f) The parties will execute all such further and additional documents as shall be reasonably, convenient, necessary or desirable to carry out the provisions of this Amendment.

              (g) Each of the parties hereto acknowledge that they have consulted with an attorney before signing this Amendment.

10.  Miscellaneous.

              (a) This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California.

              (b) This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The captions in this Amendment are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Amendment. This Amendment and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party's legal representative to draft any of its provisions. This Amendment may be amended only by an agreement in writing signed by all of the parties hereto.

              (c) This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective Representatives, successors in interest and assigns.

              (d) In the event of arbitration or any court proceeding relating to this Amendment, the prevailing party shall be entitled to attorneys' fees.

              (e) This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to each party.

              (f) The waiver of any breach of any term or provision of this Amendment shall be construed to be, nor shall be, a waiver of any other breach of this Amendment. No waiver shall be binding unless in writing and signed by the applicable parties waiving such breach.

              (g) The provisions of this Amendment are severable. Should any provision (or portion thereof) for any reason be held to be unenforceable, the remaining provisions (or portion thereof) shall nonetheless be in full force and effect.

              (h)  Except  as  specifically   provided  herein,  the  terms  and
conditions of the Lease as amended hereby are confirmed and continue in full force and effect.

              (i) If either party commences litigation against the other for the specific performance of this Amendment, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and actual professional fees such as appraisers and accountants and reasonable attorneys' fees as may have been incurred, including any and all costs and fees incurred in enforcing, perfecting and executing such judgment.

      IN WITNESS WHEREOF, this Amendment was executed as of the date first above written.

                         Tenant:

                         SPATIALIGHT, INC.,
                         a New York corporation

                         By:_______________________________________

                         Print Name:________________________________

                         Its:_______________________________________


                         Landlord:

                         HAMILTON MARIN, LLC,
                         a California limited liability company

                         By: Barker Pacific Group, Inc., a Delaware
                             corporation, its Authorized Signatory

                             By:_________________________________
                                   Michael D. Barker,
                                   Managing Director